                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          WASHINGTON GAS LIGHT COMPANY
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                (Name of Registrant as Specified in Its Charter)
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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                          WASHINGTON GAS LIGHT COMPANY

                              1100 H STREET, N.W.
                             WASHINGTON, D.C. 20080

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The annual meeting of stockholders of Washington Gas Light Company will be held at The Grand Hyatt Washington Hotel, 1000 H St., N.W., Washington, D.C. 20001, on Wednesday, February 24, 1999, at 10:00 a.m. for the following purposes, as more fully set forth in the annexed Proxy Statement:

        (1) To elect directors for the ensuing year;

        (2) To ratify the appointment of independent public accountants for 1999;

        (3) To consider and act on a proposal by the Board of Directors of the Company to approve and adopt the 1999 Incentive Compensation Plan;

        (4) To consider and act on a stockholder proposal relating to cumulative voting, if such proposal is brought before the meeting; and

        (5) To transact any other business properly brought before the meeting or any adjournment thereof.

     Each holder of Common Stock and of Serial Preferred Stock, $4.25 Series; $5.00 Series; $4.80 Series; $4.60 Convertible Series; and $4.36 Convertible Series is entitled to one vote for each share of such stock standing in the name of such holder on the records of the Company at the close of business on January 5, 1999.

                                             By order of the Board of Directors,

                                                                 Douglas V. Pope
                                                                       Secretary

January 25, 1999
                               ------------------

                                IMPORTANT NOTICE

                              ADMISSION PROCEDURES

     ADMISSION TO THIS YEAR'S MEETING WILL BE LIMITED TO PERSONS WHO (i) ARE LISTED ON THE COMPANY'S RECORDS AS STOCKHOLDERS AS OF JANUARY 5, 1999 (THE "RECORD DATE"), OR (ii) BRING A STATEMENT TO THE MEETING SHOWING THEIR BENEFICIAL OWNERSHIP OF COMPANY STOCK THROUGH A BROKER, A BANK OR OTHER INSTITUTION AS OF THE RECORD DATE.

                          WASHINGTON GAS LIGHT COMPANY

                              1100 H STREET, N.W.

                             WASHINGTON, D.C. 20080

                                                                January 25, 1999

                                PROXY STATEMENT

To the Stockholders:

     This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of Washington Gas Light Company ("Company") to be used at the annual meeting of stockholders of the Company to be held on Wednesday, February 24, 1999, and at any adjournment thereof. The meeting will be held at The Grand Hyatt Washington Hotel, 1000 H St., N.W., Washington, D.C. at 10:00 a.m. If the enclosed proxy card is executed and returned, it will be voted in the manner directed, but if not otherwise marked, proxies will be voted "FOR" proposals (1), (2) and (3) and "AGAINST" proposal (4). The proxy may be revoked at any time by notice to the Company or by execution of a later proxy card, to the extent that it has not been exercised.

     Each holder of Common Stock and of Serial Preferred Stock, $4.25 Series; $5.00 Series; $4.80 Series; $4.60 Convertible Series; and $4.36 Convertible Series is entitled to one vote for each share of such stock standing in the name of such holder on the records of the Company at the close of business on January 5, 1999. Outstanding voting securities as of January 5, 1999, consisted of:
46,268,766 shares of Common Stock; 70,600 shares of Serial Preferred Stock, $4.25 Series; 60,000 shares of Serial Preferred Stock, $5.00 Series; 150,000 shares of Serial Preferred Stock, $4.80 Series; 569 shares of Serial Preferred Stock, $4.60 Convertible Series; and 1,930 shares of Serial Preferred Stock, $4.36 Convertible Series. Total outstanding voting securities as of January 5, 1999 were 46,551,865 shares. The matters to be voted upon at the annual meeting are described in this Proxy Statement.

     As provided in the Company's Bylaws, a majority of the shares entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum for the meeting. With respect to election of Directors, the nine nominees receiving the greatest number of votes will be elected. With respect to ratification of the appointment of independent public accountants, approval of the Company's proposed 1999 Incentive Compensation Plan (the "1999 Plan") and approval of the stockholder proposal, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required. Abstentions and broker non-votes will be counted in determining a quorum for the meeting. Shares withheld and broker non-votes will have no effect on the election of Directors. Abstentions as to ratification of the appointment of independent public accountants, approval of the 1999 Plan and approval of the stockholder proposal will have the same effect as votes "against" such matters; broker non-votes will have no effect on the outcome of the votes on those matters.

                                   PROPOSAL 1
                                ---------------

                             ELECTION OF DIRECTORS

     At the meeting, nine directors are to be elected to hold office for the ensuing year. The Board of Directors membership is being increased from eight to nine persons effective with election of the Directors at this annual meeting of stockholders.

     It is the intention of the persons named in the enclosed proxy card to vote such proxy for the election of the nominees named below, all of whom, except Mr. Odeen, are now serving as directors, unless such authority is withheld. The Company does not contemplate that any of such nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board of Directors.

[PHOTO]                            MICHAEL D. BARNES, age 55, is a partner in the Washington,
                                   D.C. law firm of Hogan & Hartson. Mr. Barnes was previously a partner in the law firm of Arent, Fox, Kintner, Plotkin &
                                   Kahn (1987-1993). Mr. Barnes was United States
                                   Representative from Maryland's 8th Congressional District
                                   from 1979 to 1987. He was Commissioner of the Maryland
                                   Public Service Commission and Vice Chairman of the
                                   Washington Metropolitan Area Transit Commission from 1975 to
                                   1978. Mr. Barnes is a graduate of the University of North
                                   Carolina and the George Washington University National Law
                                   Center, where he received his law degree with honors. Mr.
                                   Barnes is active in several civic and business groups,
                                   including the Center for National Policy, the University of
                                   Maryland Foundation, the International Human Rights Law
                                   Group, and the Council on Foreign Relations. Mr. Barnes has
                                   been a Director of Washington Gas Light Company since 1991 and serves as Chairman of the Nominating Committee.

[PHOTO]                            FRED J. BRINKMAN, age 70, retired in 1991 as a Senior
                                   Partner with the firm of Arthur Andersen & Co., independent public accountants (Arthur Andersen & Co. is now Arthur
                                   Andersen LLP). From 1981-1989, Mr. Brinkman was Area
                                   Managing Partner for the Asia-Pacific Area and Managing
                                   Partner of the Washington, D.C. office of Arthur Andersen &
                                   Co. From 1989 to June 1991, at which time he retired, he was
                                   Senior Partner consulting on global initiatives of Arthur
                                   Andersen & Co. From 1991 to present, he has engaged in
                                   consulting. Mr. Brinkman is a member of several professional and civic organizations, including the American Institute of
                                   CPAs, the Boards of Directors of SHARE, Inc. and Special
                                   Olympics International. Mr. Brinkman also serves on the
                                   Boards of Charles E. Smith Residential Realty, Inc., and
                                   Washington Mutual Investors Fund. Mr. Brinkman has been a
                                   Director of Washington Gas Light Company since 1992.

[PHOTO]                            DANIEL J. CALLAHAN, III, age 66, is Vice Chairman and
                                   Treasurer of The Morris and Gwendolyn Cafritz Foundation.
                                   Mr. Callahan retired in 1995 as Chairman and Chief Executive
                                   Officer of USLICO Corporation, an insurance holding company, a position he held since 1992. Mr. Callahan was previously
                                   Vice Chairman of American Security Bank (1991-1992) and
                                   served as President of MNC Financial Inc. (1987-1991) and
                                   Chairman of the Board and Chief Executive Officer of
                                   American Security Corporation and American Security Bank,
                                   N.A. from 1985-1991. Mr. Callahan also is a Director of
                                   Washington Mutual Investors Fund. Mr. Callahan is on the
                                   Atlantic Council, the Federal City Council and is a former
                                   Chairman of the Greater Washington Research Center. He has
                                   been a Director of Washington Gas Light Company since 1989 and serves as Chairman of the Human Resources Committee.


[PHOTO]                            ORLANDO W. DARDEN, age 68, is President of OWD Enterprises
                                   Inc, a real estate investment firm and is a partner in
                                   several real estate limited partnerships. He is a graduate of Howard University. Mr. Darden founded and was President and Chief Executive Officer of Community Federal Savings and
                                   Loan Association of Washington, D.C., from 1974 to 1981. He has served as Director of the Pennsylvania Avenue
                                   Development Corporation (PADC). He also was a trustee and
                                   Chairman of the Investment Committee of the District of
                                   Columbia Retirement Board. He is a member of the Board of
                                   Trustees of the Consortium of Universities of the Washington
                                   Metropolitan Area and he is also a member of The Greater
                                   Washington Board of Trade. He has been a Director of
                                   Washington Gas Light Company since 1979.

[PHOTO]                            JAMES H. DEGRAFFENREIDT, JR., age 45, is Chairman and Chief
                                   Executive Officer of the Company. Mr. DeGraffenreidt joined the Company in 1986 as managing attorney, and was promoted to senior managing attorney in 1988, and then Vice President of Rates and Regulatory Affairs in 1991. He was elected
                                   Senior Vice President in May 1993, President and Chief
                                   Operating Officer effective December 1, 1994 and President and Chief Executive Officer effective January 1, 1998. Mr.
                                   DeGraffenreidt was elected Chairman and Chief Executive
                                   Officer effective December 1, 1998. Prior to joining
                                   Washington Gas Light Company, Mr. DeGraffenreidt was a
                                   partner with a Washington, D.C. law firm where he
                                   specialized in public utilities, telecommunications and
                                   public finance. Previous to that, he was assistant people's counsel in the Maryland Office of People's Counsel. Mr.
                                   DeGraffenreidt earned his Juris Doctor and Master of
                                   Business Administration degrees from Columbia University and his Bachelor of Arts degree from Yale College. He is
                                   admitted to the District of Columbia Bar and the Maryland
                                   Bar, and is a member of the Washington Bar Association and the National Bar Association. Mr. DeGraffenreidt is also a member of the boards of directors of Harbor Bank of
                                   Maryland, Helix Medlantic Health Care Group, Federal City
                                   Council, the Washington Performing Arts Society and the
                                   District of Columbia Chamber of Commerce. He serves as a
                                   Trustee of the Institute of Gas Technology. He has been a
                                   member of the Board of Directors of the Company since 1994.

[PHOTO]                            MELVYN J. ESTRIN, age 56, is Chairman of the Board and Chief
                                   Executive Officer of Avatex Corp., involved in medical and beauty products investments. Mr. Estrin is also Chairman of the Board and Chief Executive Officer of Phar-Mor, Inc.,
                                   retail drug stores. He is also Chairman of the Board and
                                   Chief Executive Officer of Human Service Group, Inc.
                                   (trading as Estrin International) (1983-present) and is
                                   President and a director of HSG Acquisition Co.
                                   (1986-present), both of which are private management and
                                   investment firms. He served as Trustee of the University of
                                   Pennsylvania and is active with several charitable
                                   organizations, including serving as a Director of The
                                   National Council for the Performing Arts and the Endowment
                                   Board of the Kennedy Center. Mr. Estrin is a member of The
                                   Washington Board of Trade, The Economic Club of Washington
                                   and The Business Roundtable. He is a former Commissioner of the National Capital Park and Planning Commission. Mr.
                                   Estrin is a graduate of the University of Pennsylvania's
                                   Wharton School of Finance. Mr. Estrin is a director of
                                   Avatex Corporation, Grandbanc, Inc., Carson, Inc., Phar-Mor
                                   Inc., Caring Technologies, Inc., ChemLink, Inc., HPD Labs
                                   and is a managing partner of Centaur Partners, Inc. Mr.
                                   Estrin has been a Director of Washington Gas Light Company since 1991.


[PHOTO]                            PHILIP A. ODEEN, age 63, is Executive Vice President and
                                   General Manager of TRW Systems & Information Technology
                                   Group, TRW Inc., a technology, manufacturing and service
                                   company. Mr. Odeen has held this position since 1997. From
                                   1992 to 1997, Mr. Odeen was President and Chief Executive
                                   Officer of BDM International, Inc., a firm providing
                                   technical services in the defense, communications and
                                   information technology areas. BDM was acquired by TRW in
                                   December 1997. Prior to that, he was Vice Chairman for
                                   Management Consulting Services at Coopers & Lybrand. Mr.
                                   Odeen is a graduate of the University of South Dakota (magna cum laude) and the University of Wisconsin (with honors).
                                   Mr. Odeen is a Director of The Reynolds and Reynolds
                                   Company, which is a technology company which assists other companies to manage information flows. He was Chairman of
                                   the National Defense Panel, which reviewed the Defense
                                   Department policies and procedures, and he is a board member of the Northern Virginia Technology Council. He also serves as Chairman of the Virginia Business Council, an
                                   organization representing about 50 of the largest companies operating in Virginia.

[PHOTO]                            JOSEPH M. SCHEPIS, age 45, is President and Chief Operating
                                   Officer of the Company. Mr. Schepis joined the Company in
                                   1978. After holding various positions in the Company's
                                   Finance and Marketing departments, he was elected Treasurer in 1986, Vice President of Rates and Regulatory Affairs in
                                   1993, Chief Financial Officer in 1994 and Senior Vice
                                   President for Customer Services in 1996. In January 1998, he
                                   was elected Executive Vice President and Chief Operating
                                   Officer and then was elected President and Chief Operating
                                   Officer effective December 1, 1998. Mr. Schepis is a
                                   graduate of Georgetown University and George Washington
                                   University. Mr. Schepis is on the Board of Trustees of the
                                   Lab School of Washington, D.C. He has been a member of the
                                   Company's Board of Directors since December 1998.

[PHOTO]                            KAREN HASTIE WILLIAMS, age 54, is a Partner with the
                                   Washington, D.C. law firm of Crowell & Moring, where she
                                   specializes in public contract law. Prior to joining Crowell
                                   & Moring, Ms. Williams served as Administrator for the
                                   Office of Federal Procurement Policy at the Office of
                                   Management and Budget (1980-81) and she was Chief Counsel of
                                   the Senate Committee on the Budget (1977-1980). Ms. Williams
                                   is a member of many professional and civic organizations,
                                   including serving as Chair of the American Bar Association
                                   Section of Public Contract Law (from 1992-1993). Ms.
                                   Williams is a Director of Crestar Financial Corporation, the
                                   Federal National Mortgage Association, Continental Airlines
                                   Company and Gannett Co. Ms. Williams has been a director of
                                   Washington Gas Light Company since 1992 and serves as Chair of the Audit Review Committee.

               THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
        (INFORMATION ON COMMITTEE MEMBERSHIP IS AS OF JANUARY 5, 1999.)

     The Board has established four standing committees:

     The Executive Committee members are: James H. DeGraffenreidt, Jr. (Chairman), Michael D. Barnes, Daniel J. Callahan, III, Joseph M. Schepis and Karen Hastie Williams. There are three alternate members: Fred J. Brinkman, Orlando W. Darden and Melvyn J. Estrin. This committee may exercise all of the authority of the Board of Directors when the Board is not in session. This committee did not meet during the fiscal year which ended September 30, 1998 ("fiscal year 1998").

     The Audit Review Committee members are: Karen Hastie Williams (Chair), Fred
J. Brinkman, Daniel J. Callahan, III, and Orlando W. Darden. Functions of the Audit Review Committee include recommending the independent public accountants to be engaged by the Company, reviewing with the independent public accountants the financial statements and their accompanying report and reviewing the Company's system of internal controls and the adequacy of the internal audit program. This committee held five meetings during fiscal year 1998.

     The Nominating Committee members are: Michael D. Barnes (Chairman), Daniel
J. Callahan, III, and Karen Hastie Williams. Functions of the Nominating Committee include maintaining a roster of persons for consideration as members of the Board of Directors and recommending procedures for filling vacancies on the Board of Directors. The Nominating Committee will consider nominees recommended by stockholders; the name and resume of each such nominee should be sent to the Chairman of the Nominating Committee. This committee held two meetings during fiscal year 1998.

     The Human Resources Committee members are: Daniel J. Callahan, III (Chairman), Fred J. Brinkman and Melvyn J. Estrin. The Human Resources Committee considers compensation and benefits for directors and officers of the Company and succession planning matters. There were six meetings of this committee during fiscal year 1998.

     The Board of Directors held 12 meetings during fiscal year 1998.
                                ---------------

                       NON-EMPLOYEE DIRECTOR COMPENSATION

     Directors who are not employees of the Company are paid $1,000 per meeting of the Board, committee of the Board and stockholders which they attend. Directors are also paid a retainer of $10,000 per year and 600 shares of common stock of the Company. A Retirement Plan for Outside Directors adopted in 1995 was terminated by the Board effective January 1, 1998, subject to vesting of benefits earned by the Directors as of that date.

                          BUSINESS RELATIONSHIPS WITH
                            ASSOCIATES OF DIRECTORS

     The law firm of Crowell & Moring, with which Ms. Williams is a partner, and the law firm of Hogan and Hartson, with which Mr. Barnes is a partner, performed legal services for the Company during fiscal year 1998.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership information as of January 21, 1999, regarding the Company's outstanding equity securities by each director, each nominee for election as a director, the executive officers named in the Summary Compensation Table in this Proxy Statement, and all directors, nominees and executive officers as a group.

                                                                                     AMOUNT
                                                                                   AND NATURE     PERCENT
                                                                                  OF BENEFICIAL     OF
           TITLE OF CLASS                       NAME OF BENEFICIAL OWNER           OWNERSHIP*      CLASS
           --------------                       ------------------------          -------------   -------
Common Stock.........................    Michael D. Barnes......................       2,906        **
Common Stock.........................    Fred J. Brinkman.......................       3,536        **
Common Stock.........................    Daniel J. Callahan, III................       7,656        **
Common Stock.........................    Orlando W. Darden......................       2,056        **
Common Stock.........................    James H. DeGraffenreidt, Jr. ..........      39,278        **
Common Stock.........................    Melvyn J. Estrin.......................       9,450        **
Common Stock.........................    John K. Keane, Jr. ....................      17,701        **
Common Stock.........................    Frederic M. Kline......................      12,151        **
Common Stock.........................    Patrick J. Maher.......................      68,253        **
Common Stock.........................    Philip A. Odeen........................       1,000        **
Common Stock.........................    Joseph M. Schepis......................      31,040        **
Common Stock.........................    Karen Hastie Williams..................       2,134        **
All directors and executive officers
  as a group:
     Common Stock...............................................................     252,215        **

---------------
 * All shares are directly owned by persons shown in this table except the following shares which are owned indirectly: (i) 12,804 shares are held by executive officers in the Company's Savings Plan for Management Employees,
   (ii) 2,000 shares are owned by Mr. Callahan's wife, and Mr. Callahan disclaims beneficial ownership of those shares.
** Less than 1% of class outstanding.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                         ANNUAL COMPENSATION                   AWARDS
                                               ----------------------------------------   ----------------
             NAME AND                FISCAL                              OTHER ANNUAL     RESTRICTED STOCK      ALL OTHER
        PRINCIPAL POSITION            YEAR      SALARY       BONUS      COMPENSATION(3)      AWARDS(4)       COMPENSATION(6)
        ------------------           ------     ------       -----      ---------------   ----------------   ---------------
                                      1998     $500,000   $100,000          $4,780           $300,394(5)          $6,400
Patrick J. Maher..................    1997      455,000    450,000(1)        4,780                 0               6,300
  Chairman of the Board*              1996      425,000    400,000(2)        3,064           708,000(5)            6,000
James H. DeGraffenreidt, Jr. .....    1998      351,250    255,000           1,550           327,750(5)            6,400
  President and                       1997      295,000    265,000           1,550                 0               6,300
  Chief Executive Officer*            1996      270,000    230,000           1,387           285,250(5)            6,000
Joseph M. Schepis.................    1998      232,500    150,000           1,040           163,875(5)            6,400
  Executive Vice President and        1997      195,000    160,000             983                 0               6,300
  Chief Operating Officer*            1996      185,000    140,000             755           207,250(5)            5,836
Frederic M. Kline.................    1998      180,000    110,000           1,081                 0               6,400
  Vice President and                  1997      165,000    130,000             936                 0               6,325
  Treasurer*                          1996      145,000    100,000             454            97,500(5)            5,679
John K. Keane, Jr. ...............    1998      180,000     90,000           1,823                 0               6,133
  Senior Vice President               1997      170,000    110,000           1,710                 0               6,175
  and General Counsel                 1996      161,000     80,000           1,710            97,500(5)            6,000

---------------

(1) The Board of Directors deferred payment of $125,000 of this incentive award to Mr. Maher until fiscal year 1999.

(2) The Board of Directors deferred payment of this incentive award to Mr. Maher as follows: 25% was paid on January 1, 1997; 25% was paid on January 1, 1998 and 50% was paid on January 1, 1999.

(3) This column reports taxes paid by the Company on behalf of the named executive officer relating to group term life insurance coverage with benefits exceeding $50,000.

(4) The number and value of the aggregate restricted stock holdings at the end of fiscal year 1998 for the named executive officers was as follows: Patrick
    J. Maher, 11,100 shares valued at $307,331 ; James H. DeGraffenreidt, Jr., 32,100 shares valued at $888,769 ; Joseph M. Schepis, 16,400 shares valued at $454,075 ; John K. Keane, Jr., 5,750 shares valued at $159,203 and Frederic M. Kline, 4,500 shares valued at $124,594 . The level of restricted stock holdings at September 30, 1998 for all of the named executive officers except Mr. Keane does not reflect shares returned to the Company as a result of cashless withholding tax elections for shares that vested on November 1, 1998.

(5) Restricted stock awards are reported at the aggregate market value on the date of the grant. The fiscal year 1996 restricted stock awards shown were granted and effective on November 1 and November 28, 1995. The market values on the grant dates were $19.50 per share on November 1, 1995 and $20.50 per share on November 28, 1995. The number of restricted shares granted in fiscal year 1996 for the named executive officers was as follows: Patrick J. Maher, 36,000 shares; James H. DeGraffenreidt, Jr., 14,500 shares; Joseph M. Schepis, 10,500 shares; John K. Keane, Jr., 5,000 shares; Frederic M. Kline, 5,000 shares. Shares granted on November 1, 1995 vest as follows: for Mr. Maher, the shares vested in increments of 33.3% on each anniversary of the award except the final increment, which vested on April 20, 1998; for Messrs. DeGraffenreidt, Keane, Schepis and Kline, the shares vest in 20% increments on each anniversary of the award, except that the final increment vests for Mr. Keane on January 19, 2000. The shares granted to Messrs. Maher, DeGraffenreidt and Schepis on November 28, 1995 vested on November 28, 1996. The number of restricted shares granted in fiscal year 1998 to Messrs. DeGraffenreidt and Schepis was 12,000 and 6,000 shares, respectively. The shares were granted on January 1, 1998 and vest at the rate of 20% each year for five years beginning January 1, 1999. The market value on the grant date was $27.3125 per share. Mr. Maher received a grant of 11,100 shares effective January 28, 1998. These shares all vest on October 1, 1999. The market value of these shares on the grant date was $27.0625 per share. The vesting schedule may accelerate under certain circumstances in connection with a change of control as defined in the Company's Long-Term Incentive Compensation Plan. Dividends are paid on restricted shares from the effective date of the awards.

(6) This column reports the Company's matching contributions to the Company's Savings Plan for Management Employees during the applicable fiscal years.
---------------

 * Principal positions are as of September 30, 1998. Mr. Maher served as Chairman and Chief Executive Officer until January 1, 1998, at which time Mr. DeGraffenreidt became President and Chief Executive Officer. Effective December 1, 1998, Mr. DeGraffenreidt became Chairman and Chief Executive Officer and Mr. Schepis became President and Chief Operating Officer. Mr. Maher began leave of absence on January 1, 1999, pending retirement on April 1, 1999. Mr. Kline became Vice President, Treasurer and Chief Financial Officer effective October 1, 1998.

                                -------------------

     The Company maintains a trusteed, noncontributory pension plan covering all active employees and vested former employees of the Company and its utility subsidiaries. Executive officers also participate in a Supplemental Executive Retirement Plan ("SERP"). Upon normal retirement (age 65), each eligible participant is entitled under the SERP to an annual benefit that is based on both years of benefit service (up to a maximum of 30 years) and the average of the participant's highest rates of annual basic compensation, including any amounts paid or deferred under the Executive Incentive Compensation Plan, on December 31 of the three years out of the final five years of the participant's service as a participant. Under certain conditions, participants may elect to have a portion of their SERP benefit paid in the form of a lump sum.

     The following table shows the estimated annual single life benefits payable under the pension plan and SERP upon normal retirement (age 65) to executive officers in various salary and years-of-service classifications:

             FINAL                           YEARS OF BENEFIT SERVICE
            AVERAGE                   --------------------------------------
         COMPENSATION                    10             20             30
         ------------                 --------       --------       --------
$100,000.......................       $ 20,000       $ 40,000       $ 60,000
 200,000.......................         40,000         80,000        120,000
 400,000.......................         80,000        160,000        240,000
 600,000.......................        120,000        240,000        360,000
 700,000.......................        140,000        280,000        420,000
 800,000.......................        160,000        320,000        480,000
 950,000.......................        190,000        380,000        570,000

     Each of the five executive officers named above in the Summary Compensation table has 30 years of benefit service except Mr. DeGraffenreidt, who has 19 years of benefit service. Benefits shown in the pension table are not subject to reductions for Social Security.

                                ---------------

                             EMPLOYMENT AGREEMENTS

     During fiscal year 1997, the Company entered into employment agreements with certain executive officers, including Messrs. Maher, DeGraffenreidt, Schepis, Kline and Keane (the "Named Executive Officers"). The agreements with the Named Executive Officers will be effective during the period of one year prior to, and two years following, a change of control of the Company (the "effective period"). A change of control is generally defined in these agreements as: (i) acquisition of 30% or more of the Company's voting stock;
(ii) a change in the majority of the Company's Board of Directors; or (iii) a merger, reorganization, consolidation or sale of all or substantially all of the Company's assets. During fiscal year 1998, the agreement with Mr. Maher was terminated in view of Mr. Maher's forthcoming retirement. With respect to all other Named Executive Officers, if the executive is terminated during the effective period for reasons other than cause, or if the executive resigns for good reason as defined in the agreements, the executive is entitled to severance pay equal to three times the executive's average compensation (as defined in the agreement) and an extension of certain other employment benefits for three years. Payments under these agreements may be (i) reduced to an amount necessary to avoid imposition of an excise tax under the Internal Revenue Code of 1986 (the "Code"), or (ii) reduced to two times the executive's average compensation, with a gross up for any excise taxes payable under the Code. Copies of these agreements have been filed as exhibits to the Company's Form 10-Q dated August 11, 1997, for the quarter ended June 30, 1997.

                    REPORT OF THE HUMAN RESOURCES COMMITTEE

     The Human Resources Committee of the Board of Directors ("HR Committee") has responsibility for recommending levels of executive compensation for consideration by the Company's Board of Directors. The objective of executive compensation is to provide remuneration which fairly reflects corporate performance and achievements and responsibilities of each officer. Executive compensation is also intended to provide rewards and incentives for achievement of long-term growth in stockholder value and to attract and retain experienced corporate executives.

                       ELEMENTS OF EXECUTIVE COMPENSATION

     The HR Committee's philosophy is that total compensation for each of the Company's officers should be competitive with executives having similar experience and responsibility. This compensation should also reflect the individual performance of each officer as well as corporate performance. To accomplish these objectives, each officer's compensation is composed of base salary and elements of short-term and long-term incentive compensation. Short-term incentive compensation is "at risk," in that payment of any such compensation depends upon performance of the individual officer and performance of the Company as a whole. The value of long-term incentive compensation is affected by the performance of the Company's Common Stock.

     The following is a description of these elements of each officer's compensation:

     Base Salary: The HR Committee intends base salary levels of officers to be set at a level somewhat below market levels for officers of similar experience and responsibility. To reach a competitive level of total compensation, the officer then has an opportunity to earn incentive compensation, as described further below. This approach to determination of base salary is seen by the HR Committee as a way to align the interests of the officers of the Company more closely with the interests of the stockholders.

     To determine competitive compensation levels, management of the Company obtains data on executive compensation paid by other utility and non-utility companies. Based on that information and in consideration of each officer's responsibility and performance, the Chairman and Chief Executive Officer of the Company makes specific recommendations for salary adjustments for all officers except himself. The HR Committee reviews these recommendations in consultation with an independent advisor retained by the HR Committee. Based on this consultation and the data on industry compensation levels, the HR Committee makes a final recommendation to the full Board of Directors as to all officers, including the Chairman and Chief Executive Officer (whose compensation is described further below).

     For fiscal year 1998 (October 1, 1997 through September 30, 1998), the HR Committee decided that the officers' base salaries should generally be set at approximately 90% of market levels based on a group of comparable utilities. This approach was taken to place base salaries below overall market rates, and to leave the opportunity for each officer to meet or exceed market compensation through incentive pay. This practice is designed to encourage higher levels of performance by the officers.

     Short-Term Incentive Compensation: Short-term incentive compensation for officers is earned under the Company's Executive Incentive Compensation Plan ("EICP"). Payments can only be made under the EICP if the Company's rate of return on Common Stock equity exceeds a threshold amount predetermined annually by the Board of Directors. For fiscal year 1998, that minimum threshold was 11%. Since the

Company earned a return of 11.2% on its Common Stock equity, the threshold was exceeded, and individual awards were allowable under the EICP.

     Individual awards under the EICP are considered by the HR Committee annually in conjunction with base salary adjustments. The Chairman and CEO makes recommendations to the HR Committee for EICP awards for each officer except himself. These recommendations include evaluation of the following factors applicable to the officers: (i) success in meeting established corporate and departmental goals; (ii) managing resources within established departmental budgets; (iii) effectiveness in areas of leadership, planning and teamwork; (iv) peer evaluations; and (v) comparison to incentive compensation in the natural gas distribution and other industries, based on data supplied by the outside study of executive compensation. The HR Committee considers the amount and basis for these recommendations in consultation with its independent advisor and makes final recommendations to the full Board of Directors.

     Long-Term Incentive Compensation: The Company's Long-Term Incentive Compensation Plan ("LTICP") provides a long-term element of compensation for officers. The LTICP is intended to promote achievement of long-term growth of the Company by assisting in the recruiting and retention of key employees, including the officers. Under the LTICP, there may be awards of Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Shares and Dividend Units. The HR Committee is the Administrator of the LTICP and has the authority to grant awards under the LTICP. Specific awards are granted based upon consideration of the individual officer's responsibility for, and contribution toward, achievement of long-term objectives in enhancement of the Company's stockholder value, financial stability and competitive position. To date, awards have only been granted in the form of Restricted Stock.

     1999 Incentive Compensation Plan: As described under Proposal 3 in this Proxy Statement, the Company's Board of Directors is recommending that the Company's stockholders approve a 1999 Incentive Compensation Plan (the "1999 Plan"). Independent advisors were retained to advise the HR Committee and the Company in connection with the design and implementation of the 1999 Plan. If the 1999 Plan is approved by the Company's stockholders, it will replace the LTICP, which expires by its terms on June 27, 1999. Outstanding grants under the LTICP will remain outstanding and will vest according to the terms of that plan. Future long-term incentive compensation awards will be made by the HR Committee under the 1999 Plan, as described under Proposal 3.

            COMPENSATION OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     Mr. Maher served as Chairman and Chief Executive Officer during the first quarter of fiscal year 1998. For the remaining period of 1998, Mr. DeGraffenreidt served as President and Chief Executive Officer. The base salaries for Mr. Maher and Mr. DeGraffenreidt were set at a level of approximately 90% of the market base salary for positions of similar responsibilities. In fiscal year 1998, Mr. Maher was awarded a grant of 11,100 shares of Restricted Stock under the LTICP, effective January 28, 1998, all of which vest on October 1, 1999. Mr. DeGraffenreidt was awarded a grant of 12,000 shares of Restricted Stock under the LTICP effective January 1, 1998, which vest at the rate of 20% per year for five years beginning January 1, 1999.

     Mr. Maher was awarded an incentive payment under the EICP applicable to fiscal year 1998 of $100,000, which was 20% of his base salary for that period. Mr. DeGraffenreidt was awarded an incentive payment under the EICP applicable to fiscal year 1998 of $255,000, which was 72.6% of his base salary for that period. The amount of Mr. Maher's incentive payment reflects in part the shift in responsibilities between Mr. Maher and Mr. DeGraffenreidt, who was elected President and Chief Executive Officer effective January 1, 1998. EICP payments are incentive compensation which is variable from year to year depending upon performance of the Company compared to its industry peers and accomplishment of established corporate objectives. Mr. Maher's and Mr. DeGraffenreidt's incentive compensation payments for fiscal year 1998 were based on substantial corporate achievements attained in fiscal year 1998, including: (i) continued development and implementation of effective strategic plans for the Company to sustain competitive success in an increasingly deregulated market; (ii) achievement of an 11.2% return on equity, which is better than half of the peer group companies despite weather that was 5.1% warmer than normal; and (iii) organization and development of an experienced and effective management team.

                                      HUMAN RESOURCES COMMITTEE

                                          Daniel J. Callahan, III (Chairman)
                                          Fred J. Brinkman
                                          Melvyn J. Estrin
                                ---------------

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly cumulative total shareholder return on Washington Gas Light Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index and the Dow Jones Utility Average for the period of five years commencing September 30, 1993, and ended September 30, 1998.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS*

                                                                             DOW JONES UTIL
                                          WGL*               S&P 500               AVG
1993                                     100.00              100.00              100.00
1994                                      83.47              103.69               77.49
1995                                      98.28              134.53               97.86
1996                                     114.86              161.88              105.04
1997                                     140.45              227.35              121.27
1998                                     158.81              247.92              162.36

* Assumes reinvestment of dividends daily for Standard & Poor's 500, quarterly for the Dow Jones Utility Average and Washington Gas Light Company. This calculation is based on $100 invested on September 30, 1993.

                                   PROPOSAL 2
                                ---------------

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors recommends that the stockholders ratify the appointment of Arthur Andersen LLP, independent public accountants, to audit the books, records and accounts of the Company for fiscal year 1999. The appointment was made upon the recommendation of the Audit Review Committee, which is composed of directors who are not officers or otherwise employees of the Company. This firm has been similarly employed by the Company since 1949. Representatives of Arthur Andersen LLP will be present at the annual meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                   PROPOSAL 3
                                ---------------
                           APPROVAL OF THE COMPANY'S
                        1999 INCENTIVE COMPENSATION PLAN

BACKGROUND AND SUMMARY

     Upon the recommendation of the Human Resources Committee, the Board of Directors adopted the Company's 1999 Incentive Compensation Plan (the "1999 Plan") on December 16, 1998, subject to stockholder approval. The 1999 Plan is intended to replace the Company's current Long-Term Incentive Compensation Plan approved by the stockholders in 1989 (the "LTICP"). The LTICP expires by its terms on June 27, 1999.

     The 1999 Plan differs from the LTICP in the following material respects:
(i) the number of shares of Common Stock of the Company subject to the 1999 Plan is 1,000,000, as compared to 800,000 under the LTICP (as adjusted to reflect the Company's 2-for-1 Common Stock split in 1995); (ii) the class of persons eligible to be granted awards under the 1999 Plan has been broadened to include consultants and other service providers, in addition to officers and other key employees, of the Company and its subsidiaries (collectively "Key Personnel");
(iii) certain types of incentive awards, in addition to options, stock appreciation rights, restricted stock, performance shares and dividend units have been authorized in the 1999 Plan to give the Company greater flexibility in developing compensation programs designed to attract and retain Key Personnel;
(iv) explicit provisions have been added to the 1999 Plan to enable the Company to offer "performance-based compensation" within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), thereby enhancing the Company's ability to obtain federal income tax deductions with respect to such compensation; and (v) new provisions have been added to the 1999 Plan to authorize the Company to provide for or arrange a loan to a participant in connection with an award and to grant awards that may be deferred or transferred by the participant.

     The 1999 Plan will not be effective, and no awards will be made under it, unless and until stockholder approval is obtained. If the 1999 Plan is approved by the stockholders, no further awards will be made pursuant to the LTICP. Any awards under the LTICP that are outstanding on the date the 1999 Plan becomes effective will remain subject to the terms and conditions of the LTICP. If the 1999 Plan is not approved by the stockholders, the LTICP will remain in effect, and additional awards may be made under it before it expires on June 27, 1999.

     As of January 5, 1999, the Company has made awards relating to a total of 408,950 shares of Common Stock under the LTICP, 83,330 of which are still subject to outstanding awards (as adjusted to reflect the 1995 Common Stock split). In addition, as of that date, 391,050 shares of Common Stock remain available for future awards under the LTICP. Any shares that are not issued under the LTICP will not be available for awards under the 1999 Plan.

     The Board of Directors' purpose in adopting the 1999 Plan is to provide Key Personnel with additional incentives by increasing their interests in the Company and its success. In the Board's judgment, the 1999 Plan will provide the Company with a wide range of compensation programs of the type necessary to attract and retain Key Personnel in the rapidly changing utility industry.

     The 1999 Plan will provide the Company with greater flexibility to award Key Personnel both short- and long-term equity-based and cash incentives. The Board of Directors believes that this flexibility in awarding various types of incentive compensation is important for several reasons: First, it allows for greater use of performance-based incentives, which, in the Board's judgment, promotes a better alignment of the interests of Key Personnel and the Company's stockholders. Second, the added flexibility under the 1999 Plan will enable the Company to adapt its compensation programs for Key Personnel in a manner which meets or improves upon compensation programs being offered by the Company's competitors and peers, thereby attracting Key Personnel and encouraging them to stay with the Company. Third, the 1999 Plan will enable the Company, in connection with an acquisition, to offer flexible incentives to the key employees of the business being acquired to remain employed by the Company for an extended period of time, thus effecting a more efficient and productive post-acquisition transition period.

DESCRIPTION OF THE 1999 PLAN

     The full text of the 1999 Plan is included as Exhibit A to this Proxy Statement, and the description of the 1999 Plan contained herein is qualified in its entirety by reference to Exhibit A.

     Authority of Committee. Awards under the 1999 Plan will generally be granted by a "Committee," which the Board of Directors currently intends will be the Human Resources Committee of the Board. The Committee will have the authority, among other things, to (i) select the Key Personnel to be granted awards; (ii) determine the form of awards, or combinations thereof, and whether such awards are to operate on a tandem basis or otherwise in conjunction with other awards; (iii) determine the number of shares of Common Stock, units or other rights covered by an award; and (iv) determine the other terms and conditions of awards, including any restrictions on transfer, any performance goals, any vesting schedules and any deferral or forfeiture provisions, and any acceleration or waiver thereof. The Committee may also provide for loans to participants in connection with awards. Awards granted under the 1999 Plan are not assignable or transferable except by the laws of descent and distribution or as may be permitted by the Committee.

     Types of Awards. Awards authorized under the 1999 Plan include: (i) options to purchase shares of Common Stock, including incentive stock options ("ISOs") and non-qualified stock options, which will be granted at not less than 100% of the fair market value of the Common Stock on the date of grant; (ii) stock appreciation rights ("SARs"), whether in conjunction with the grant of stock options or independent of such grant, which will be granted at not less than 100% of the fair market value of the Common Stock on the date of grant;
(iii) Common Stock subject to restrictions on transferability and other restrictions, with respect to which a participant will generally have the rights of a stockholder during the period of restriction ("Restricted Stock"); (iv) Common Stock to be delivered after the expiration of a deferral period, with respect to which the participant will generally not have the rights of a stockholder during the period of deferral; (v) Common

Stock granted as a bonus or in lieu of Company obligations to pay cash under other plans or compensatory arrangements; (vi) dividend equivalents, consisting of a right to receive cash, Common Stock, other awards or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock; and (vii) other awards, including awards that are payable, in whole or in part, in Common Stock or the value of which are based, in whole or in part, on the value of a share of Common Stock ("Other Stock-Based Awards"), and awards to be settled, in whole or in part, in cash or other property other than Common Stock ("Cash Awards").

     Shares Reserved and Award Limits. The total number of shares of Common Stock that may be subject to awards under the 1999 Plan will not exceed 1,000,000. Shares subject to any award which is canceled, expired, forfeited, settled in cash or otherwise terminated without delivery of shares of Common Stock will again be available for awards, including shares withheld or surrendered in payment of the exercise price of an award or taxes related to an award. The 1999 Plan provides that the number of shares of Common Stock delivered pursuant to the exercise of ISOs may not exceed 1,000,000, and that the number of shares of Common Stock delivered in the form of Restricted Stock may not exceed 300,000. The 1999 Plan also includes the following per-participant limitations: No participant may be granted awards in any one plan year (which is the Company's fiscal year) relating to more than 200,000 shares of Common Stock. In addition, with respect to Cash Awards, no participant may be paid during any plan year cash or other property that exceeds the fair market value of 200,000 shares of Common Stock, determined at the date of grant or the date of settlement of the Cash Award, whichever is greater. These limitations are all subject to appropriate adjustment to prevent dilution or enlargement of participants' rights in the event of a major corporate event affecting the Common Stock, or in recognition of unusual or nonrecurring events or changes in applicable laws, regulations or accounting principles affecting the Company or a subsidiary or their financial statements.

     Performance Goals. The terms of the 1999 Plan are intended to, among other things, permit the Committee to impose performance goals with respect to any award, thereby requiring forfeiture of all or part of any award if such performance goals are not met, or linking the time or amount of exercisability, vesting, payment or settlement of an award to the achievement of performance goals. The 1999 Plan provides that the performance goals will be based on certain specified business criteria which are intended to encompass a wide range of financial and operational activities of the Company on a consolidated basis and/or for specified subsidiaries or business units of the Company. One or more of the following business criteria will be used by the Committee in establishing the performance goals for such awards: (i) earnings; (ii) net income; (iii) net income applicable to Common Stock; (iv) revenue; (v) cash flow; (vi) return on assets; (vii) return on net assets; (viii) return on invested capital; (ix) return on equity; (x) profitability; (xi) economic value added; (xii) operating margins or profit margins; (xiii) income before income taxes; (xiv) income before interest and income taxes; (xv) income before interest, income taxes, depreciation and amortization; (xvi) total return on Common Stock; (xvii) book value; (xviii) expense management; (xix) capital structure and working capital;
(xx) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, gross profit, market penetration, geographic business expansion, cost targets or goals relating to acquisitions or divestitures; (xxi) costs; (xxii) employee morale or productivity; (xxiii) customer satisfaction or loyalty; (xxiv) customer service; (xxv) compliance programs; (xxvi) gas delivered; (xxvii) system reliability; (xxviii) adequacy and security of gas supply; and (xxix) safety. The levels of performance required with respect to such business criteria may be expressed in absolute or relative terms, including, without limitation, per share amounts and comparisons to the performance of a published or special index deemed applicable by the Committee, such as the Standard & Poor's 500 Stock Index or the performance of one or more comparator companies. In establishing the level of the performance goal to be attained, the Committee may disregard or offset the effect of such factors as extraordinary and/or nonrecurring events as determined by the

Company's independent certified public accountants in accordance with generally accepted accounting principles and changes in or modifications to accounting standards as may be required by the Financial Accounting Standards Board. Achievement of performance goals with respect to such awards will be measured over a period of not less than one year nor more than five years, as the Committee may specify. Performance goals may differ for awards to different participants. The Committee will specify the weighting to be given to each business criterion for purposes of determining the final amount payable with respect to an award. The Committee may reduce the amount of a payout otherwise to be made in connection with the award, but may not exercise its discretion to increase such amount, and the Committee may consider other performance goals in exercising such negative discretion. All determinations by the Committee as to the attainment of performance goals will be in writing. The Committee may not delegate any responsibility with respect to an award that is intended to qualify as "performance-based compensation" under Code section 162(m).

     Change of Control. The 1999 Plan also includes certain acceleration and payout features in the event of a Change of Control (as defined in Section 2(d) of the Plan). In such event, all conditions and/or restrictions relating to the continued performance of services and/or the achievement of performance goals with respect to the exercisability, vesting, payment or settlement of an award will immediately lapse, and all awards will be immediately paid or settled in Common Stock, subject to certain limitations in order to preserve pooling-of-interests accounting in certain cases.

     Amendment and Termination. The 1999 Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors without stockholder approval unless the Board seeks to increase the number of shares of Common Stock subject to the Plan or stockholder approval is required by law or regulation or under the rules of any stock exchange or automated quotation system on which the Common Stock is then listed or quoted. Stockholder approval will not be deemed to be required under laws or regulations that condition favorable tax treatment on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstances in which it deems such approval advisable.

     Other Matters. No awards have been granted pursuant to the 1999 Plan. Awards that may in the future be granted to the Company's Chief Executive Officer, to the four other most highly compensated executive officers or to other groups of persons, and the number of persons in such groups, cannot be determined at this time. As of January 14, 1999, the closing price of the Common Stock on the New York Stock Exchange was $24.69.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief description of the federal income tax consequences generally arising with respect to awards to be granted under the 1999 Plan. This discussion is intended for the information of stockholders considering how to vote on approval of the 1999 Plan, and not as tax guidance to participants in the 1999 Plan.

     The grant of an option, SAR or Other Stock-Based Award in the nature of a purchase right will create no tax consequences for the participant or the Company. Upon exercising an ISO, a participant will not have taxable income (except that the alternative minimum tax may apply), and the Company will receive no deduction at that time. Upon exercising an option other than an ISO (including an Other Stock-Based Award in the nature of a purchase right), the participant generally will recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares of Common Stock received. In each case, the Company will generally be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

     A participant's disposition of shares of Common Stock acquired upon the exercise of an option, SAR or Other Stock-Based Award in the nature of a purchase right generally will result in capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (or the exercise price of the option in the case of shares acquired by exercise of an ISO and held for the applicable ISO holding periods). Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired upon exercise of an option or other award, except that the Company will generally be entitled to a deduction (and the participant will recognize ordinary income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

     With respect to awards granted under the 1999 Plan that may be settled in cash, Common Stock, other awards or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant will generally recognize ordinary income equal to the cash or the fair market value of the shares, other awards or other property so received. The Company will generally be entitled to a deduction for the same amount. With respect to awards involving shares, other awards or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant will generally recognize ordinary income equal to the fair market value of such shares, other awards or other property received at the first time the shares, other awards or other property becomes transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of such shares, other awards or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, and, if the participant so elects, the Company will be entitled to a deduction at such time. If the participant subsequently forfeits such shares, other awards or other property, the participant would not be entitled to any deduction, including a capital loss, for the value of the shares, other awards or other property on which he previously paid tax. Such election must be made and filed with the Internal Revenue Service within thirty days after the receipt of the restricted shares, other awards or other property. Different tax rules may apply in other kinds of transactions under the 1999 Plan, including those involving payment of the exercise price of an option by surrender of previously acquired shares.

     Code section 162(m) generally disallows a deduction to a public company for annual compensation to the chief executive officer and the four other most highly compensated executive officers in excess of $1 million. However, compensation that qualifies as "performance-based compensation" is excluded from the $1 million limitation and, therefore, remains fully deductible by the company. Assuming the 1999 Plan is approved at the Annual Meeting, the Company believes that options, SARs and other awards the exercisability, vesting, payment or settlement of which is expressly conditioned upon achievement of performance goals based on one or more of the business criteria described above may qualify as "performance-based compensation" for purposes of Code section 162(m), although other awards under the 1999 Plan may not so qualify.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY'S 1999 LONG-TERM INCENTIVE PLAN.

                                   PROPOSAL 4
                                ---------------
                              STOCKHOLDER PROPOSAL

     Mrs. Evelyn Y. Davis, whose address is The Watergate Office Building, 2600 Virginia Ave., N.W., Suite 215, Washington, D.C. 20037, has given the Company notice of her intention to present a proposal for consideration by the stockholders at the annual meeting. The proposal of Mrs. Davis, who is owner of record of 280 shares of common stock of the Company, is set forth below in the form of a resolution along with her supporting statement.

     YOUR BOARD OF DIRECTORS AND THE MANAGEMENT OF THE COMPANY OPPOSE THE ADOPTION OF THE FOLLOWING PROPOSAL FOR THE REASONS STATED AFTER THE PROPOSAL AND, THEREFORE, RECOMMEND THAT STOCKHOLDERS VOTE AGAINST THE PROPOSAL.

                              STOCKHOLDER PROPOSAL

     RESOLVED, "That the stockholders of Washington Gas Light, assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

     The statement submitted by Mrs. Davis in support of her resolution is as follows:

     REASONS: "Many states have mandatory cumulative voting, so do National Banks." "In addition, many corporations have adopted cumulative voting."

     Last year the owners of 5,830,753 shares, representing approximately 21.3% of the shares voting, voted for this proposal.

     "If you AGREE, please mark your proxy FOR this resolution."

            OPPOSITION OF YOUR BOARD OF DIRECTORS AND THE MANAGEMENT
                             AND REASONS THEREFOR:

     Your Board of Directors believes it is important for each member of the Board to represent all stockholders, not just a particular interest group or faction.

     Persons serving on this Company's Board of Directors have wide experience in law, public accounting, business and finance. Directors are not elected to represent a particular viewpoint, and the Directors do not believe it is desirable to select candidates for election in that manner.

     These objectives of your Directors are fundamentally different from the objectives of a cumulative voting procedure. Cumulative voting could permit a relatively small group of stockholders to elect a particular Director. A Director elected through cumulative voting might therefore become (or appear to become) an advocate for a particular stockholder group. This result would be directly opposite to the purpose of having each member of your Board of Directors represent all stockholders.

     For these reasons, the Board of Directors and the management oppose the proposed resolution.

     Mrs. Davis has submitted substantially the same proposal in the preceding thirteen years and it was defeated by a vote of over 75% of shares voting on the proposal each year.

     THE BOARD OF DIRECTORS AND THE MANAGEMENT OF THE COMPANY RECOMMEND A VOTE AGAINST THE ADOPTION OF THIS STOCKHOLDER PROPOSAL.
                                ---------------

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the meeting. However, if any other matters come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote in accordance with their best judgment on such matters.
                                ---------------

     The Annual Report for 1998, including financial statements, was mailed to stockholders on or about January 13, 1999.

     UPON WRITTEN REQUEST, THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS MOST RECENT ANNUAL REPORT ON FORM 10-K. PLEASE DIRECT THESE REQUESTS TO: MARIA FRAZZINI, MANAGER -- INVESTOR RELATIONS, WASHINGTON GAS LIGHT COMPANY, 1100 H ST., N.W., WASHINGTON, D.C. 20080.

     The solicitation of proxies is being made on behalf of the Board of Directors, and the cost will be borne by the Company. Brokerage houses and other custodians will be reimbursed by the Company for their expenses in forwarding proxy materials to principals. Further solicitation of proxies may be made by telephone or other communication by regular employees of the Company. Morrow & Company has been retained by the Company for a fee of $7,500, plus expenses, to assist in the solicitation of proxies.

               STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     Any stockholder who wishes to submit a proposal for printing in the Company's proxy statement for the annual meeting of stockholders to be held in year 2000 (expected to be held in February 2000) must submit that proposal so it is received by the Company's Corporate Secretary no later than close of business on September 24, 1999. To be included in the Company's proxy statement, the stockholder proposal must meet the requirements of the applicable rules of the Securities and Exchange Commission. Proposals should be addressed to: Corporate Secretary; Washington Gas Light Company; 1100 H St., N.W.; Washington, D.C. 20080.

     Other business matters to be brought by stockholders, including any nominations for Board membership, can only be considered at the stockholder meeting in accordance with certain advance notice provisions of the Company's Bylaws. Notice of such matters must be received by the Company's Corporate Secretary not later than close of business on December 27, 1999. Notice of such matters should be addressed to the Corporate Secretary; Washington Gas Light Company; 1100 H St., N.W.; Washington, DC 20080. A copy of the Corporate Bylaws which describes the advance notice procedures can be obtained from the Corporate Secretary at the address shown in this paragraph.

                                VOTING BY PROXY

     Proxy cards will be voted as specified, but if not otherwise marked they will be voted: "FOR" Proposals (1), (2) and (3) and "AGAINST" Proposal (4).

                                             By order of the Board of Directors,

                                                                 Douglas V. Pope
                                                                       Secretary

January 25, 1999

                                                                       EXHIBIT A

                          WASHINGTON GAS LIGHT COMPANY
                        1999 INCENTIVE COMPENSATION PLAN

                          WASHINGTON GAS LIGHT COMPANY
                        1999 INCENTIVE COMPENSATION PLAN

                                   SECTION 1

                                    PURPOSE

     PURPOSE. The purpose of this 1999 Incentive Compensation Plan (the "Plan") of Washington Gas Light Company, a District of Columbia and Virginia corporation (the "Company"), is to advance the interests of the Company and its stockholders by providing a means to attract, retain and reward officers and other key employees of, and consultants and other service providers to, the Company and Subsidiaries and to enable such persons to acquire or increase their interests in the Company and its success, thereby promoting a closer identity of interests between such persons and the Company's stockholders. The Plan is intended to qualify certain compensation awarded under the Plan as "performance-based compensation" under Code section 162(m) to the extent deemed appropriate by the Committee.

                                   SECTION 2

                              GENERAL DEFINITIONS

     DEFINITIONS. The definitions of awards under the Plan, including Options, SARs, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, Dividend Equivalents, Other Stock-Based Awards and Cash Awards, are set forth in Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed "Awards." For purposes of the Plan, the following additional terms shall be defined as set forth below:

     (a) "AWARD AGREEMENT" means any written agreement, contract, notice or other instrument or document evidencing or relating to an Award.

     (b) "BENEFICIARY" means the person, persons, trust or trusts which have been designated by a Participant in his most recent written beneficiary designation filed with the Committee to exercise the rights and receive the benefits specified under an Award upon such Participant's death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to exercise such rights and receive such benefits.

     (c) "BOARD" means the Board of Directors of the Company.

     (d) "CHANGE OF CONTROL" means:

             (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then-outstanding shares of Stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this paragraph (i), the following acquisitions shall not constitute a Change of Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (IV) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below; or

             (ii) Individuals who, as of December 18, 1996, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to December 18, 1996 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

             (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

             (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     (e) "CODE" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include the regulations thereunder and successor provisions and regulations thereto.

     (f) "COMMITTEE" means the committee appointed by the Board to administer the Plan or, if no committee is appointed, the Board.

     (g) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include the rules thereunder and successor provisions and rules thereto.

     (h) "FAIR MARKET VALUE" means, on any given day, the closing price of one share of Stock as reported on the New York Stock Exchange composite tape on such day or, if the Stock was not traded on such day, then on the next preceding day that the Stock was traded, all as reported by such source as the Committee may select.

     (i) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Code section 422.

     (j) "PARTICIPANT" means a person who, at a time when eligible under Section 5, has been granted an Award.

     (k) "PLAN YEAR" means the Company's fiscal year.

     (l) "RULE 16B-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

     (m) "STOCK" means the common stock, par value $1.00, of the Company and such other securities as may be substituted for Stock or for such other securities pursuant to Section 4(c).

     (n) "SUBSIDIARY" or "SUBSIDIARIES" means any corporation or corporations which, together with the Company, would form a group of corporations described in Code section 424(f). The term shall also refer to any entity designated as such by the Board for purposes of the Plan.

                                   SECTION 3

                                 ADMINISTRATION

     (a) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

          (i) to select persons to whom Awards may be granted;

          (ii) to determine the type or types of Awards to be granted to each such person;

          (iii) to determine the number of Awards to be granted, the number of shares of Stock to which an Award will relate, the terms and conditions of any Award (including, without limitation, any exercise price, any grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability, forfeiture, exercisability or settlement and any waivers or accelerations thereof and any performance conditions (including, without limitation, any performance conditions relating to Awards not intended to be governed by
     Section 7(f) and any waivers and modifications thereof), based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award;

          (iv) to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, or an Award may be canceled, forfeited or surrendered;

          (v) to determine whether, to what extent and under what circumstances cash, Stock, other Awards or other property payable with respect to an Award will be deferred either automatically, or at the election of the Committee or of the Participant;

           (vi) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

           (vii) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

          (viii) to correct any defect or omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations or Award Agreement; and

           (ix) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the proper administration of the Plan.

     Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, including, without limitation, for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board.

     (b) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. Any determination or action of the Committee with respect to the Plan or any Award shall be taken in the sole and absolute discretion of the Committee and shall be final, conclusive and binding on all persons, including, without limitation, the Company, any Subsidiary, any Participant, any person claiming any rights or interests under the Plan or any Award from or through any Participant and the Company's stockholders, except to the extent that the Committee may subsequently modify, or make a further determination or take further action not consistent with its prior determination or action. If not specified in the Plan, the time at which the Committee must or may make any determination or take any action shall be determined by the Committee, and any such determination or action may thereafter be modified by the Committee (subject to Section 8(e)). The express grant of any specific power to the Committee, the making of any determination or the taking of any action by the Committee or the failure to make any determination or take any action shall not be construed as limiting any power or authority of the Committee. Except as provided in Section 7(f), the Committee may delegate to officers or managers of the Company or any Subsidiary authority, subject to such terms and conditions as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

     (c) LIMITATION OF LIABILITY. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any determination, action or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such determination, action or interpretation.

                                   SECTION 4

                  STOCK SUBJECT TO THE PLAN AND MAXIMUM AWARDS

     (a) SHARES OF STOCK RESERVED. Subject to adjustment as provided in Section 4(c), the total number of shares of Stock that may be subject to Awards, determined immediately after the grant of any Award, shall not exceed 1,000,000. Shares subject to any Award which is canceled, expired, forfeited, settled in cash or otherwise terminated without delivery of shares of Stock to the Participant (or Beneficiary), including, without limitation, shares of Stock withheld or surrendered in payment of any exercise price of an Award or taxes related to an Award, shall again be available for Awards. Notwithstanding the foregoing, the number of shares that may be delivered upon the exercise of ISOs shall not exceed 1,000,000, and the number of shares that may be delivered in the form of Restricted Stock shall not exceed 300,000, in each case subject to adjustment as provided in Section 4(c). Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired by the Company.

     (b) ANNUAL PER-PARTICIPANT LIMITATIONS. During any Plan Year, no Participant may be granted Awards relating to more than 200,000 shares of Stock, subject to adjustment as provided in Section 4(c). In addition, with respect to Cash Awards, no Participant may be paid during any Plan Year cash or other property relating to such Awards that exceeds the Fair Market Value of the number of shares of Stock set forth in the preceding sentence, determined either at the date of grant or the date of settlement, whichever is greater. This provision sets forth two separate limitations, so that Awards that may be settled solely by delivery of Stock will not operate to reduce the amount of Cash Awards, and vice versa. Awards that may be settled either in Stock or in cash must not exceed either limitation during the applicable Plan Year.

     (c) ADJUSTMENTS. In the event that the Committee shall determine that any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, Stock dividend or other special, large and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock reserved and available for Awards under Section 4(a), including, without limitation, the share limitations for Restricted Stock and ISOs, (ii) the number and kind of shares of Stock specified in the annual per-Participant limitations under Section 4(b), (iii) the number and kind of shares of Stock relating to outstanding Restricted Stock or other Awards in connection with which shares have been issued, (iv) the number and kind of shares of Stock that may be issued in respect of any other outstanding Awards and (v) the exercise price, grant price or purchase price relating to any Awards (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Awards). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of unexercised or outstanding Awards, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence and events constituting a Change of Control) affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations or accounting principles.

                                   SECTION 5

                                  ELIGIBILITY

     Executive officers and other key employees of the Company or of any Subsidiary, including any member of the Board who is also such an employee, and persons who provide consulting or other services to the Company or any Subsidiary deemed by the Committee to be of substantial value, are eligible to be granted Awards. In addition, persons who have been offered employment by the Company or any Subsidiary, and persons employed by an entity that the Committee reasonably expects to become a Subsidiary, are eligible to be granted Awards.

                                   SECTION 6

                            SPECIFIC TERMS OF AWARDS

     (a) GENERAL. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose, in connection with any Award, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including, without limitation, terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant. Except as provided in Section 6(f), 6(h) or 7(a), or to the extent required to comply with requirements of applicable law, only services may be required as consideration for the grant (but not the exercise) of any Award.

     (b) OPTIONS. The Committee is authorized to grant options to purchase Stock on the following terms and conditions ("Options"):

           (i) EXERCISE PRICE. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided, however, that except as provided in Section 7(a), the exercise price shall be not less than the Fair Market Value on the date of grant.

           (ii) TIME AND METHOD OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which the exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or other property (including, without limitation, awards granted under other Company plans, notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law) and the methods by which Stock will be delivered or deemed to be delivered to Participants.

          (iii) ISOs. The terms and conditions of any ISOs shall comply in all respects with the requirements of Code section 422. Notwithstanding anything to the contrary herein, no term of the Plan or of any Award Agreement relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted hereunder be exercised, so as to cause the ISOs to fail to qualify as such under Code section 422, unless such result is mutually agreed to by the Company and the Participant.

           (iv) TERMINATION OF EMPLOYMENT OR SERVICE. Unless otherwise determined by the Committee, upon termination of a Participant's employment or service, as applicable, with the Company and all Subsidiaries, such Participant may exercise any Options during the three-month period following such termination of employment or service, but only to the extent that such Option was exercisable as of such termination of employment or service. Notwithstanding the foregoing, if the Committee determines that such termination is for cause, all Options held by the Participant shall terminate as of the termination of employment or service.

     (c) STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock appreciation rights on the following terms and conditions ("SARs"):

          (i) RIGHT TO PAYMENT. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an ISO, the Fair

     Market Value at any time during a specified period before or after the date of exercise), over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which, except as provided in
     Section 7(a), shall be not less than the Fair Market Value on the date of grant.

          (ii) OTHER TERMS. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.

     (d) RESTRICTED STOCK. The Committee is authorized to grant restricted shares of Stock on the following terms and conditions ("Restricted Stock"):

          (i) GRANT AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee may determine. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including, without limitation, the right to vote the Restricted Stock and the right to receive dividends thereon.

          (ii) FORFEITURE. Except as otherwise determined by the Committee, upon a Participant's termination of employment or service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of termination resulting from specified causes.

          (iii) CERTIFICATES FOR STOCK. Restricted Stock may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Restricted Stock, the Company may retain physical possession of the certificates and the Participant may be required to deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

          (iv) DIVIDENDS. Dividends paid on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the aggregate amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional shares of Restricted Stock, other Awards or other property, as the Committee shall determine or permit the Participant to elect. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed, unless otherwise determined by the Committee.

     (e) DEFERRED STOCK. The Committee is authorized to grant deferred shares of Stock subject to the following terms and conditions ("Deferred Stock"):

             (i) AWARD AND RESTRICTIONS. Delivery of Deferred Stock shall occur upon expiration of the deferral period specified in the Award by the Committee or, if permitted by the Committee, as elected by the Participant. In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at other specified times, separately or in combination at such times, under such circumstances, in installments or otherwise, as the Committee may determine.

             (ii) FORFEITURE. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which restrictions or forfeiture conditions apply, all Deferred Stock that is at that time subject to such restrictions or forfeiture conditions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of termination resulting from specified causes.

     (f) BONUS STOCK AND AWARDS IN LIEU OF CASH OBLIGATIONS. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or other property, under other plans or compensatory arrangements.

     (g) DIVIDEND EQUIVALENTS. The Committee is authorized to grant dividend equivalents entitling the Participant to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock ("Dividend Equivalents"). Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards or other property, and shall be subject to such restrictions on transferability and risks of forfeiture, as the Committee may determine.

     (h) OTHER STOCK-BASED OR CASH AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to or otherwise based on or related to Stock and factors that may influence the value of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, performance shares, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with a value or payment contingent upon performance of Stock (or any other factors designated by the Committee) and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries ("Other Stock-Based Awards"). The Committee shall determine the terms and conditions of such Awards. Stock issued pursuant to an Other Stock-Based Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Committee shall determine. Awards that may be settled in whole or in part in cash or other property (not including Stock) may also be granted pursuant to this Section 6(h) ("Cash Awards"). The Committee shall determine the terms and conditions of such Cash Awards.

                                   SECTION 7

                    CERTAIN PROVISIONS APPLICABLE TO AWARDS

     (a) STAND-ALONE, ADDITIONAL, TANDEM AND SUBSTITUTE AWARDS. Awards may be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company, any business entity to be acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time or as of a different time from the grant of such other Awards or awards.

     (b) TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or any SAR granted in tandem therewith exceed the period permitted under Code section 422.

     (c) FORM OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any Subsidiary upon the grant, exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.

     (d) LEGAL COMPLIANCE.

          (i) COMPLIANCE WITH CODE SECTION 162(m). It is the intent of the Company that Options, SARs and other Awards designated as such constitute "performance-based compensation" within the meaning of Code section 162(m). Subject to automatic acceleration and payout resulting from a Change of Control under Section 7(g), if any provision of the Plan or of any Award Agreement relating to such an Award does not comply or is inconsistent with the requirements of Code section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the performance goals.

          (ii) SECTION 16 COMPLIANCE. With respect to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by such a Participant is exempt from liability under Rule 16b-3, except that such a Participant may be permitted to engage in a nonexempt transaction under the Plan if written notice has been given to the Participant regarding the nonexempt nature of such transaction. The Committee may authorize the Company to repurchase any Award or shares of Stock resulting from any Award in order to prevent a Participant who is subject to Section 16 of the Exchange Act from incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities, including, without limitation, derivative securities, acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

     (e) LOAN PROVISIONS. With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment by the Participant in connection with any Award, including, without limitation, the payment by a Participant of any or all federal, state or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan or loans, including, without limitation, the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the Participant, the terms on which the loan or loans are to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

     (f) PERFORMANCE-BASED AWARDS. The Committee may designate any Award, the exercisability, vesting, payment or settlement of which is subject to the attainment of one or more preestablished performance goals, as a performance-based Award intended to qualify as "performance-based compensation" within the meaning of Code section 162(m). The performance goals for an Award subject to this Section 7(f) shall consist of one or more business criteria, identified below, and a targeted level or levels of performance with respect to such criteria, as specified by the Committee. Performance goals shall be objective and shall otherwise meet the requirements of Code section 162(m)(4)(C). The following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business units of the Company, shall be used by the Committee in establishing performance goals for such Awards: (i) earnings; (ii) net income; (iii) net income applicable to Stock; (iv) revenue
(v) cash flow; (vi) return on assets; (vii) return on net assets; (viii) return on invested capital; (ix) return on equity; (x) profitability; (xi) economic value added; (xii) operating margins or profit margins; (xiii) income before income taxes; (xiv) income before interest and income taxes; (xv) income before interest, income taxes, depreciation and amortization; (xvi) total return on Common Stock; (xvii) book value; (xviii) expense management; (xix) capital structure and working capital; (xx) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, gross profit, market penetration, geographic business expansion, cost targets or goals relating to acquisitions or divestitures; (xxi) costs; (xxii) employee morale or productivity; (xxiii) customer satisfaction or loyalty; (xxiv) customer service;
(xxv) compliance programs; (xxvi) gas delivered; (xxvii) system reliability; (xxviii) adequacy and security of gas supply; and (xxix) safety. The levels of performance required with respect to such business criteria may be expressed in absolute or relative terms, including, without limitation, per share amounts and comparisons to the performance of a published or special index deemed applicable by the Committee, such as the Standard & Poor's 500 Stock Index or the performance of one or more comparator companies. In establishing the levels of performance to be attained, the Committee may disregard or offset the effect of such factors as extraordinary and/or nonrecurring events as determined by the Company's independent certified public accountants in accordance with generally accepted accounting principles and changes in or modifications to accounting standards as may be required by the Financial Accounting Standards Board. Achievement of performance goals with respect to such Awards shall be measured over a period of not less than one year nor more than five years, as the Committee may specify. Performance goals may differ for Awards to different Participants. The Committee shall specify the weighting to be given to each business criterion for purposes of determining the final amount payable with respect to any such Award. The Committee may reduce the amount of a payout otherwise to be made in connection with an Award subject to this Section 7(f), but may not exercise its discretion to increase such amount, and the Committee may consider other performance criteria in exercising such negative discretion. All determinations by the Committee as to the attainment of performance goals shall be in writing. The Committee may not delegate any responsibility with respect to an Award that is intended to qualify as "performance-based compensation" within the meaning of Code section 162(m).

     (g) ACCELERATION AND PAYOUT UPON A CHANGE OF CONTROL. Notwithstanding anything contained herein to the contrary, all conditions and/or restrictions relating to the continued performance of services and/or the achievement of performance goals with respect to the exercisability, vesting, payment or settlement of an Award shall immediately lapse upon a Change of Control, and all Awards shall be immediately paid or settled in Stock; provided, however, (i) that such lapse shall not occur if (A) it is intended that the transaction constituting such Change of Control be accounted for as a pooling of interests under Accounting Principles

Board Opinion No. 16 (or any successor thereto), and operation of this Section 7(g) would be the sole reason for the inability to comply with Paragraph 47(c) thereof (or any successor thereto), or (B) the Committee determines that such lapse shall not occur, except that the Committee shall not have the discretion granted in this clause (B) if it is intended that the transaction constituting such Change of Control be accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16 (or any successor thereto), and such discretion or the exercise thereof would be the sole reason for the inability to comply with Paragraph 47(c) thereof (or any successor thereto); and, (ii) that obligations under such Awards shall be immediately paid or settled in cash, rather than in Stock, if it is intended that the transaction constituting such Change of Control be accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16 (or any successor thereto), and payment or settlement in Stock would be the sole reason for the inability to comply with Paragraph 47(c) thereof (or any successor thereto).

                                   SECTION 8

                               GENERAL PROVISIONS

     (a) COMPLIANCE WITH LAWS AND OBLIGATIONS. The Company shall not be obligated to issue or deliver Stock in connection with any Award or to take any other action under the Plan in a transaction subject to the requirements of any applicable securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other law, regulation or contractual obligation until the Company is satisfied that such laws, regulations and other obligations have been complied with in full. Certificates representing shares of Stock issued under the Plan may be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations, including, without limitation, any requirement that a legend or legends be placed thereon.

     (b) LIMITATIONS ON TRANSFERABILITY. Awards and other rights or benefits under the Plan shall not be transferable by a Participant except by will or the laws of descent and distribution or to a Beneficiary in the event of the Participant's death, shall not be pledged, mortgaged, hypothecated or otherwise encumbered, or otherwise be subject to the claims of creditors and, in the case of ISOs and SARs in tandem therewith, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant to the extent and on such terms and conditions as may then be permitted by the Committee.

     (c) NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or any person the right to be retained in the employ or service, as applicable, of the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate any employee's employment or any person's service at any time.

     (d) TAXES. The Company and any Subsidiary is authorized to withhold from any Award granted or exercised, vested, paid or settled any delivery of cash, Stock, other Awards or other property, or from any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and the Participant to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include, without limitation, authority to withhold or receive Stock, other Awards or other property, and to make cash payments in respect thereof, in satisfaction of a Participant's tax obligations.

     (e) CHANGES TO THE PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of the Company's stockholders or Participants, except that any such Board action shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such Board action increases the number of shares of Stock subject to the Plan or if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights or benefits of such Participant under any Award theretofore granted to him (as such rights and benefits are set forth in the Plan and the Award Agreement). The Committee may waive any terms or conditions under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights or benefits of such Participant under such Award (as such rights or benefits are set forth in the Plan and the Award Agreement) except to the extent necessary for a business combination in which the Company is a party to be accounted for under the pooling-of-interests method of accounting.

     (f) NO RIGHTS TO AWARDS; NO STOCKHOLDER RIGHTS. No Participant, employee or eligible person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, employees or eligible persons. No Award shall confer on any Participant any of the rights or benefits of a stockholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

     (g) UNFUNDED STATUS OF AWARDS; CREATION OF TRUSTS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights or benefits that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Stock, other Awards or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of an affected Participant.

     (h) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the Company's stockholders for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     (i) NO FRACTIONAL SHARES. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares, or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     (j) GENDER; SINGULAR AND PLURAL. All masculine pronouns shall be deemed to include their feminine counterparts. As the context may require, the singular may be read as the plural and vice versa.

     (k) GOVERNING LAW. The validity, construction and effect of the Plan or any Award Agreement and any rules and regulations relating to the Plan or any Award Agreement shall be determined in accordance with the laws of the Commonwealth of Virginia, without giving effect to principles of conflicts of laws, and applicable federal law.

     (1) EFFECTIVE DATE; PLAN TERMINATION. The Plan shall become effective as of the date of its approval by the Company's stockholders, and shall continue in effect until terminated by the Board.

                                                                                                     VOTES MUST BE INDICATED (X) [X]
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1.                                    IN BLACK OR BLUE INK.

1.   Election of all Directors                                          FOR all nominees [ ]         WITHHOLD AUTHORITY to vote  [ ]
                                                                        listed below                 for all nominees listed below

     Nominees: Michael D. Barnes, Fred J. Brinkman, Daniel J. Callahan, III, Orlando W. Darden, James H. DeGraffenreidt, Jr., Melvyn J. Estrin, Philip
     A. Odeen, Joseph M. Schepis and Karen Hastie Willliams.
     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME.)

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2.
------------------------------------------------------------------------------------------------------------------------------------
2.   Ratification of the Appointment of Auditors.                           FOR [ ]            AGAINST [ ]           ABSTAIN [ ]
------------------------------------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 3.
------------------------------------------------------------------------------------------------------------------------------------
3.   Approval Of 1999 Incentive Compensation Plan.                          FOR [ ]            AGAINST [ ]           ABSTAIN [ ]
------------------------------------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" PROPOSAL 4.
------------------------------------------------------------------------------------------------------------------------------------
4.   Shareholder Proposal.                                                  FOR [ ]            AGAINST [ ]           ABSTAIN [ ]
------------------------------------------------------------------------------------------------------------------------------------

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

          (Continued and to be signed and dated on the reverse side.)    009.010

                          WASHINGTON GAS LIGHT COMPANY
              Proxy Solicited on Behalf of The Board of Directors
                      for Annual Meeting February 24, 1999

     I (WE) here appoint James H. DeGraffenreidt, Jr. and Joseph M. Schepis and each of them as proxies, with full power of substitution to each, to act and vote in the name of the undersigned with all the powers that the undersigned would possess if personally present, on all matters, including the election of Directors, which may come before the February 24, 1999 Annual Meeting of the Shareholders of Washington Gas Light Company and any adjournment of such meeting, hereby revoking any prior conflicting proxies. The meeting will be held at the Grand Hyatt Washington Hotel, 1000 H Street NW, Washington, D.C. on Wednesday, February 24, 1999 at 10 a.m.

     You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendations. This proxy when properly executed and presented will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, and 3, and AGAINST proposal 4.

                        Please Sign, Date and Return this Proxy Card
                            Promptly Using the Enclosed Envelope.

                Change of Address and or Comments Mark Here [ ]

                Please sign exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.

                Dated                               , 19
                     ------------------------------     --


                ---------------------------------------------------------------
                                           Signature


                ---------------------------------------------------------------
                                  Signature (if held jointly)           009.010